Exhibit 99.1

Autoliv has refinanced its existing Revolving Credit Facility

(Stockholm, July 15, 2016) – – – Autoliv (NYSE: ALV och SSE: ALIVsdb), Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems has refinanced its existing $1.1 billion multi-currency revolving credit facility agreement with a group of 14 banks. The facility has a five-year maturity, with extension options for up to two more years. The facility agreement is for general corporate purposes and replaces our existing $1.1 billion syndicated facility, which matures in April 2018.

Autoliv is pleased to announce that the refinancing of its existing core $1.1 billion credit facility has been successfully closed, with a significant oversubscription from new and existing lenders.

The active bookrunners, co-ordinators and mandated lead arrangers are HSBC, Mizuho, and SEB. The other bookrunning mandated lead arrangers are MUFG, ING and JP Morgan. The lead arrangers are Bank of China, Citi, DnB, Nordea, Morgan Stanley, Société Générale and Wells Fargo Bank NA. The bank acting as arranger is Northern Trust.

As with all of the existing principal debt arrangements of Autoliv, this financial commitment does not have any financial covenants, i.e. performance-related restrictions.

Autoliv will file a copy of the facility agreement with its quarterly report in October 2016 with the Securities and Exchange Commission at www.sec.gov.

Inquiries:

Thomas Jönsson, Group Vice President Communications.                    Tel +46 (0)8 58 72 06 27

Mats Backman, CFO and Group Vice President of Finance.                 Tel +46 (0)8 58 72 06 19

About Autoliv

Autoliv, Inc. is the worldwide leader in automotive safety systems, and through its subsidiaries develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has more than 80 facilities with around 66,000 employees in 27 countries. In addition, the Company has 22 technical centers in nine countries around the world, with 20 test tracks, more than any other automotive safety supplier. Sales in 2015 amounted to about US $9.2 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on the OMX Nordic Exchange in Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Autoliv Inc.	Autoliv North America
World Trade Center	26545 American Drive
Klarabergsviadukten 70	Southfield, MI 48034, USA
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Phone: +1 (248) 794 4537
Phone: +46 (8) 58 72 06 27	e-mail: ray.pekar@autoliv.com
e-mail: thomas.jonsson@autoliv.com

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements. The Company undertakes no obligation to update publicly or revise any forward-looking statements in light of new information or future events. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update any such statement.

Autoliv Inc.	Autoliv North America
World Trade Center	26545 American Drive
Klarabergsviadukten 70	Southfield, MI 48034, USA
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Phone: +1 (248) 794 4537
Phone: +46 (8) 58 72 06 27	e-mail: ray.pekar@autoliv.com
e-mail: thomas.jonsson@autoliv.com